Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 26, 2006 relating to the financial statements and financial statement schedule, which appears in Hemosense, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 23, 2007